UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2023, the Company held its Annual Meeting of Stockholders. As of April 6, 2023, the record date, the Company had 15,350,883 shares of its common stock outstanding and entitled to vote and had 683,761 shares of its Class B common stock outstanding and entitled to vote, representing an aggregate of 16,034,644 votes that were entitled to be cast at the Annual Meeting, voting together as a single class. Of these 8,547,327 shares, or approximately 53.3% were present at the Annual Meeting either in person or by proxy. The matters that were submitted to a vote of stockholders and the related results are as follows:

Proposal No. 1: to elect two directors of the Company, Todd E. Banks and John D. Grier, to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

Todd E. Banks	For	Against	Abstain	Broker Non-Vote
	3,186,125	1,586,517	47,311	3,727,374

John D. Grier	For	Against	Abstain	Broker Non-Vote
	4,411,481	361,158	47,314	3,727,374

Proposal No. 2: to approve on a non-binding advisory basis the compensation of named executive officers.

For	Against	Abstain	Broker Non-Vote
4,115,868	636,018	68,067	3,727,374

Proposal No. 3: to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Vote
8,185,570	319,036	42,721	—

As a result of the votes cast at the Annual Meeting, all proposals were approved by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: May 24, 2023	By:	/s/ Robert L Waldron
Robert L Waldron
President and Chief Financial Officer